EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GrafTech Files Preliminary Proxy Materials
Company Nominates Two New Independent and Highly-Experienced Directors to the Board

Despite the Daniel and Nathan Milikowsky Group’s Rejection of GrafTech’s Settlement Offers, the Board Remains Open to Representation from the Group’s Slate

PARMA, Ohio - March 21, 2014 - GrafTech International Ltd. (NYSE:GTI) (“GrafTech”) today announced that it has filed preliminary proxy materials with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Company’s May 15, 2014, Annual Meeting of Stockholders. The Company has established March 28, 2014, as the record date for stockholders entitled to vote at the 2014 Annual Meeting.

In connection with the filing of its preliminary proxy statement, the Company also announced that the Board has nominated two new, highly-qualified and independent directors, Tom Danjczek and Catherine Morris, to stand for election at the Company’s upcoming Annual Meeting. Joining Mr. Danjczek and Ms. Morris on the Company's slate of director nominees are current directors: Joel Hawthorne, Randy Carson, Mary Cranston, Harold Layman, Ferrell McClean, Steven Shawley and Craig Shular.

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Tom Danjczek brings extensive experience and relationships in the steel and manufacturing industry. Mr. Danjczek served as President of the Steel Manufacturers Association (“SMA”), the national trade association representing North American steel producers who account for over 75 percent of domestic steelmaking capacity, from February 1998 through November 2013. Mr. Danjczek has also held leadership roles at a number of public companies, including Wheeling-Pittsburgh Steel Corporation, Bethlehem Steel Corporation and Kaiser Steel Corporation.

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Catherine Morris brings a high level of strategic and financial acumen in the electronics and advanced technologies industries. She currently serves as senior vice president and chief strategy officer for Arrow Electronics, Inc., a leading global distributor of electronic components and computer products with more than $21 billion in revenues, where she leads strategic initiatives for the company, including global merger and acquisition activity.

Prior to joining Arrow, Ms. Morris held various financial leadership roles in the banking and manufacturing industries.

"We are pleased to welcome two extremely accomplished and independent directors to GrafTech’s slate of nominees for election to the Board," said Joel L. Hawthorne, GrafTech’s President and Chief Executive Officer. “Tom’s deep operating and management experience in the steel and manufacturing industry will further support the successful execution of GrafTech’s strategy. Catherine will bring more than 25 years of experience in finance, computer products and electronic components distribution and her strategic insight will be valuable to the Board. Tom and Catherine are well-respected and proven leaders in the steel, graphite and electrical equipment industries whose skills will complement those of our current board members. Their proven business knowledge, strong track records and relevant experience will be great assets as we continue to execute our strategy for the benefit of all GrafTech stockholders.”

With the election of Mr. Danjczek and Ms. Morris, the GrafTech Board will be composed of nine highly-qualified and experienced directors, seven of whom are independent. Mr. Shular has previously announced his intention to retire from the Board at the end of 2014. All of the Company’s current directors, as well as Mr. Danjczek and Ms. Morris, are seasoned professionals who possess the necessary skills and experiences across a range of disciplines and industries that are critical to GrafTech.

As previously disclosed, the Daniel and Nathan Milikowsky Group has nominated five directors to stand for election to the Company’s Board to take control of the Company at the upcoming Annual Meeting. In an effort to reach a mutually agreeable resolution that would benefit all stockholders and avoid a potentially costly and distracting proxy contest, GrafTech has made two separate settlement offers to the Daniel and Nathan Milikowsky Group, which have both been rejected.

While GrafTech believes it is unfortunate that the Daniel and Nathan Milikowsky Group has rejected the settlement offers, the Company does not believe it is in stockholders’ interests to have an expensive and distracting proxy contest at the upcoming Annual Meeting. Accordingly, as the Company has indicated to Nathan Milikowsky directly, GrafTech remains open to continuing to engage with the Daniel and Nathan Milikowsky Group in order to reach a mutually agreeable resolution, including having representation from its proposed slate on the GrafTech Board.

The GrafTech Board and management team are confident that the Company has the right leadership and strategy to continue driving value for all stockholders. GrafTech has a strong track record of success and is positioned to deliver long-term growth and stockholder value. Over the last five years, the Board and management team have taken key steps to strengthen and transform the business, including:

•	Successfully completed and integrated four acquisitions;

•	Expanded end markets as well as technology and processing capabilities;

•	Secured the supply of a key raw material through backward integration;

•	Since 2009, grew Engineered Solutions’ sales at a compound annual rate of over 20%;

•	Launched in October 2013, a transformative restructuring of the Company’s global production network to dramatically improve its cost structure and reduce inventory;

•	Reduced SG&A by 18% in 2013; and

•	Maintained a strong balance sheet in a challenging economic and industry environment.

Stockholders may receive materials, in the mail or otherwise, from the Daniel and Nathan Milikowsky Group. The GrafTech Board notes that stockholders are not required to take any action at this time and recommends that stockholders defer making any voting decisions until they receive definitive proxy materials from the Company.

About Tom Danjczek
Tom Danjczek, age 66, has served as Senior Advisor for the Steel Manufacturers Association (“SMA”) since November 2013. From February 1998 to November 2013, Mr. Danjczek served as President of the SMA and functioned as its Chief Executive, Operating, and Administrative Officer and a member of the Board and Executive Committee. Prior to joining SMA, Mr. Danjczek held various senior leadership positions at a number of public companies, including Wheeling-Pittsburgh Steel Corporation, Bethlehem Steel Corporation and Kaiser Steel Corporation. Mr. Danjczek also serves as Vice Chairman of the U.S. Industry Trade Advisory Committee (ITAC 12) and since 1999 has been an Advisor to the U.S. Trade Representative and Department of Commerce.

Mr. Danjczek currently serves as a Director of Globe Specialty Metals, Inc., and serves as a member of its Audit Committee and Compensation Committee. Mr. Danjczek also serves on the Board of Walker Magnetics, a privately held controls manufacturer that services the scrap and steel industries and on the advisory board of Byer Steel Group, a privately held steel service center. Mr. Danjczek earned a B.S. in Mechanical Engineering from Villanova University and a Master’s degree in Industrial Management from Purdue University.

About Catherine Morris
Catherine Morris, age 56, is the Senior Vice President and Chief Strategy Officer for Arrow Electronics, Inc., a leading global distributor of electronic components and computer products with more than $21 billion in revenues. Ms. Morris has served in this position since 2008 and leads strategic initiatives for Arrow, including global merger and acquisition activity. Prior to her current position, Ms. Morris was President of Arrow's Enterprise Computing Solutions (ECS) business segment, with responsibility for managing Arrow's computer products business in North America and Europe, and which doubled in size to over $5 billion in annual revenues under her leadership. Ms. Morris has over 25 years of experience in computer products and electronic components distribution and has held a number of senior leadership roles at Arrow, including Vice President of Support Services in North America, Vice President of Finance and Support Services for Arrow ECS, and Vice President of Corporate Development. Ms. Morris joined Arrow in 1994 through its acquisition of Anthem Electronics, where she served as Vice President of Finance and Corporate Controller. Prior to joining Anthem, Ms. Morris held various financial leadership roles in the banking and manufacturing industries.

Ms. Morris has been recognized with numerous awards, including VARBusiness (2007) and CRN (2009) magazines naming her as one of the most powerful women in the technology channel and Top 100 Women. A member of YWCA's Society of Women Achievers, she received her Bachelor's degree in Finance from Colorado State University and completed Harvard Business School’s General Management Program.

GrafTech International is a global company that has been redefining limits for more than 125 years. We offer innovative graphite material solutions for our customers in a wide range of industries and end markets, including steel manufacturing, advanced energy applications and latest generation electronics. GrafTech operates 20 principal manufacturing facilities on four continents and sells products in over 70 countries. Headquartered in Parma, Ohio, GrafTech employs approximately 3,000 people. For more information, call 216-676-2000 or visit www.GrafTech.com.

NOTE ON FORWARD-LOOKING STATEMENTS: This news release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) about certain nominations for election of directors, future or targeted operational and financial performance; growth prospects and rates, the markets we serve, strategic plans and our position in our industry. Our expectations are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, from those set forth in these statements due to various factors, including: unforeseen delays, costs or liabilities associated with our initiatives as well as our growth and other plans, changes in market prices of our securities, changes in business and economic conditions and growth trends in the industry, changes in customer markets and various geographic regions, uncertainties in the geopolitical environment, and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise. This news release does not constitute an offer or solicitation as to any securities.

IMPORTANT ADDITIONAL INFORMATION: GrafTech and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the 2014 Annual Meeting. GrafTech plans to file with the SEC a definitive proxy statement and WHITE proxy card in connection with the 2014 Annual Meeting (the “2014 Proxy Materials”). The 2014 Proxy Materials will contain important information about GrafTech, the 2014 Annual Meeting and related matters. Stockholders are urged to read the 2014 Proxy Materials and accompanying WHITE proxy card carefully when they are available. Stockholders will be able to obtain free copies of the 2014 Proxy Materials and other documents filed with the SEC by GrafTech through the web site maintained by the SEC at www.sec.gov and on GrafTech’s web site at http://ir.graftech.com/.

Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2014 Proxy Materials. To the extent holdings of GrafTech securities by directors or executive officers have changed since the amounts printed in the preliminary proxy statement, such changes have been or will be reflected in the definitive proxy statement and/or on Statements of Change in Ownership on Form 4 filed with the SEC. Stockholders can obtain free copies of these documents from the web site maintained by the SEC and GrafTech’s web site above.

Contacts:
Quinn Coburn
GrafTech International
Vice President, Finance
216-676-2000

Jamie Moser / Jed Repko
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449